ORGANIZATION CHART – February 2020


Westwater Resources, Inc.
(Delaware)
100%
Alabama Graphite Corp.
(Delaware)
100%
Alabama Graphite Company, Inc.
(Alabama)
100%
URI Neutron Holdings I, Inc.
(Delaware)
100%
URI Neutron Holdings II, Inc.
(Delaware)
100%
Lithium Holdings Utah, LLC
(Nevada)
Lithium Holdings Nevada, LLC
(Nevada)
Neutron Energy, Inc.
(Nevada)
100%
Cibola Resources LLC
(Delaware)
100%
Uranco, Inc.
(Delaware)
100%
URI, Inc
(Delaware)
100%
Anatolia Energy Limited
(Australia)
100%
Anatolia Uranium (BVI) Ltd
(BVI)
80%
Mozawl Mining
(Mauritius)
65%
35%
Anatolia Uranium Pty Ltd
(Australia)
100%
Adur Madencilik Ltd STI
(Turkey)
100%
Uranium Resources, Inc. f/k/a URI Minerals, Inc.
(Delaware)
HRI-Churckrock, Inc.
(Delaware)
Hydro Restoration Corporation
(Delaware)
Belt Line Resources, Inc.
(Texas)